UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 7, 2009

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K, filed by Blueknight Energy Partners, L.P. (the “Partnership”) with the Securities and Exchange Commission on November 25, 2009 (the “November Form 8-K”), the management team of Blueknight Energy Partners G.P., L.L.C., the Partnership’s general partner (the “General Partner”), was reorganized.  In connection with this reorganization, Messrs. Kevin L. Foxx, the former President and Chief Executive Officer of the General Partner, and Michael J. Brochetti, the former Executive Vice President—Corporate Development and Treasurer of the General Partner, have entered into the consulting and separation agreements described below.

On December 7, 2009, Mr. Foxx and a subsidiary of the General Partner entered into a Consulting and Separation Agreement (the “Foxx Consulting Agreement”) effective as of November 30, 2009.  Pursuant to the Foxx Consulting Agreement, Mr. Foxx agreed to remain employed as a consultant for crude oil operations until February 28, 2010 (the “Separation Date”) and is entitled to the following: (i) a payment of $37,500 per month for the period from December 1, 2009 until the Separation Date, (ii) a payment of $270,000 under the SemGroup Energy Partners G.P., L.L.C. 2009 Executive Cash Bonus Plan as disclosed in the November Form 8-K, such payment to be made on or prior to December 10, 2009, (iii) a payment of $900,000 pursuant to Mr. Foxx’s employment agreement as disclosed in the November Form 8-K, such payment to be made on December 12, 2009, (iv) continued participation in the General Partner’s group health plans until the first anniversary of the Separation Date and (v) reimbursement for reasonable out-of-pocket expenses incurred prior to the Separation Date.  In consideration for the payments described above, Mr. Foxx provided a general release from claims relating to Mr. Foxx’s employment or termination thereof.

On December 9, 2009, Mr. Brochetti and a subsidiary of the General Partner entered into a Consulting and Separation Agreement (the “Brochetti Consulting Agreement”) effective as of November 30, 2009.  Pursuant to the Brochetti Consulting Agreement, Mr. Brochetti agreed to remain employed as a treasury and corporate development consultant until the Separation Date and is entitled to the following: (i) a payment of $25,000 per month for the period from December 1, 2009 until the Separation Date, (ii) a payment of $180,000 under the SemGroup Energy Partners G.P., L.L.C. 2009 Executive Cash Bonus Plan as disclosed in the November Form 8-K, such payment to be made on or prior to December 10, 2009, (iii) a payment of $600,000 pursuant to Mr. Brochetti’s employment agreement as disclosed in the November Form 8-K, such payment to be made on December 17, 2009, (iv) continued participation in the General Partner’s group health plans until the first anniversary of the Separation Date and (v) reimbursement for reasonable out-of-pocket expenses incurred prior to the Separation Date.  In consideration for the payments described above, Mr. Brochetti provided a general release from claims relating to Mr. Brochetti’s employment or termination thereof.

This description of the Foxx Consulting Agreement and the Brochetti Consulting Agreement is qualified in its entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 8.01.	Other Events.

On December 10, 2009, the Partnership issued a press release announcing the change of the Partnership’s trading symbol to BKEP effective at the open of business on December 11, 2009.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Consulting and Separation Agreement, by and between BKEP Management, Inc. and Kevin L. Foxx.
10.2	—	Consulting and Separation Agreement, by and between BKEP Management, Inc. and Michael J. Brochetti.
99.1	—	Press Release dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:  Blueknight Energy Partners G.P., L.L.C.
        its General Partner

Date:  December 10, 2009                                     By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Consulting and Separation Agreement, by and between BKEP Management, Inc. and Kevin L. Foxx.
10.2	—	Consulting and Separation Agreement, by and between BKEP Management, Inc. and Michael J. Brochetti.
99.1	—	Press Release dated December 10, 2009.